EXHIBIT 99.1

LASER MORTGAGE MANAGEMENT, INC. ANNOUNCES WITHDRAWAL FROM
LITIGATION

          New York, New York, February 12, 2003. LASER Mortgage Management, Inc. (OTCBB:LSMM) announced today that it has withdrawn the lawsuit it filed on October 23, 2000, against Nomura Securities International, Inc., Nomura Asset Capital Corporation and Asset Securitization Corporation, in federal court in the Southern District of New York. LASER had alleged that the defendants defrauded the Company into purchasing over $19.0 million worth of mortgage pass-through certificates by failing to disclose certain important matters.

          "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding LASER Mortgage Management, Inc.' s business which are not historical facts are “forward-looking” statements that involve risk and uncertainties.

Date: Contact:	February 12, 2003 LASER Mortgage Management, Inc. Mr. Charles R. Howe, II Chief Financial Officer 212-758-2024